                                                FILED PURSUANT TO RULE 424(B)(2)
                                                      REGISTRATION NO. 333-64844

                            PROSPECTUS SUPPLEMENT
                            (TO PROSPECTUS DATED FEBRUARY 27, 2003)

        PARTIALLY-PROTECTED CANADIAN DOLLAR (CAD) LINKED SECURITIES

        UBS AG $1,255,000 98% PRINCIPAL PROTECTED NOTES LINKED TO THE USD/CAD EXCHANGE RATE
        DUE JUNE 29, 2006

           Issuer:                   UBS AG
           Maturity Date:            June 29, 2006
           Coupon:                   We will not pay you interest during the term of the Notes.
           Reference Exchange        The Notes are linked to the USD/CAD exchange rate, which
           Rate:                     expresses the amount in Canadian dollars that can be
                                     exchanged for one U.S. dollar.
           Maximum Return:           8.94% total return, or $1,089.40 for each $1,000 principal amount of Notes (8.84% p.a. on an actual/360 basis).



           Payment at Maturity:      You will receive a payment at maturity that is based on the
                                     Final Exchange Rate relative to the Minimum Return Strike
                                     Price:
                                     + If the Final Exchange Rate is equal to or less than 1.1300
                                     Canadian dollars per U.S. dollar (the "Maximum Return Strike
                                       Price"), you will receive your principal amount, plus the
                                       maximum return of 8.94% (8.84% p.a.). THEREFORE, THE
                                       MAXIMUM PAYMENT AT MATURITY FOR EACH $1,000 PRINCIPAL
                                       AMOUNT OF YOUR NOTES WILL BE $1,089.40.
                                     + If the Final Exchange Rate is less than 1.2330 Canadian
                                     dollars per U.S. dollar (the "Minimum Return Strike Price"), but greater than the Maximum Return Strike Price, you will receive 98% of your principal amount, plus an additional
                                       1.2% of your principal amount for every 1% that the
                                       Currency Return (as defined below) exceeds 0%. AS A
                                       RESULT, YOU WILL RECEIVE BETWEEN 98% AND 108.94% (THE
                                       MAXIMUM PAYMENT) OF THE PRINCIPAL AMOUNT OF YOUR NOTES AT
                                       MATURITY. IF THE CURRENCY RETURN IS LESS THAN 1.667% AT
                                       THE FINAL VALUATION DATE, YOU WILL LOSE BETWEEN 0% AND 2%
                                       OF YOUR PRINCIPAL.
                                     + If the Final Exchange Rate is equal to or greater than the
                                     Minimum Return Strike Price, you will receive 98% of your
                                       principal amount. ACCORDINGLY, YOU WILL LOSE 2% OF YOUR
                                       PRINCIPAL.
                                     THE APPRECIATION OF THE CANADIAN DOLLAR RELATIVE TO THE U.S.
                                     DOLLAR IS EXPRESSED AS A DECLINE IN THE USD/CAD EXCHANGE
                                     RATE. A LOWER NUMBER FOR THE USD/CAD EXCHANGE RATE MEANS
                                     THAT FEWER CANADIAN DOLLARS ARE REQUIRED TO PURCHASE ONE
                                     U.S. DOLLAR.
                                     For a description of how your payment at maturity will be
                                     calculated, see "How will your payment at maturity be
                                     calculated?" on page S-5 and "Specific Terms of the
                                     Notes--Payment at Maturity" on page S-18.
           Currency Return:          Minimum Return Strike Price - Final Exchange Rate
                                     ------------------------------------------------------
                                                    Final Exchange Rate
           Initial Exchange Rate:    1.2330 Canadian dollars per U.S. dollar, which was the
                                     USD/CAD exchange rate at approximately 2:18 p.m., New York
                                     City time on June 24, 2005 (the "trade date"). The Minimum
                                     Return Strike Price will equal the Initial Exchange Rate.
           Final Exchange Rate:      USD/CAD exchange rate at approximately 10:00 a.m., New York
                                     City time, on the final valuation date, as described in this prospectus supplement.
           Booking Branch:           UBS AG, Jersey Branch
           Calculation Agent:        UBS Securities LLC
           CUSIP Number:             90261KLB4

        SEE "RISK FACTORS" BEGINNING ON PAGE S-10 FOR RISKS RELATED TO AN INVESTMENT IN THE NOTES.
        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

        The Notes are not deposit liabilities of UBS AG and are not FDIC insured.

                                          Price to     Underwriting    Proceeds to
                                           Public        Discount        UBS AG
           Per Note                            100%            1.0%          99.0%
           Total                         $1,255,000         $12,550     $1,242,450

        UBS INVESTMENT BANK            UBS FINANCIAL SERVICES INC.
        Prospectus Supplement dated June 24, 2005
                                                                  [UBS LOGO]

PROSPECTUS SUPPLEMENT SUMMARY

The following is a summary of terms of the Notes, as well as a discussion of factors you should consider before purchasing the Notes. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this prospectus supplement and in the accompanying prospectus. Please note that references to "UBS," "we," "our" and "us" refer only to UBS AG and not to its consolidated subsidiaries.

WHAT ARE THE PARTIALLY-PROTECTED CAD LINKED SECURITIES?

The Partially-Protected CAD Linked Securities (the "Notes") are medium-term notes issued by UBS whose return is linked to the USD/CAD exchange rate, a rate that expresses the number of Canadian dollars that can be exchanged for one U.S. dollar (the "USD/CAD exchange rate"). You will receive a payment at maturity that is based on the change in the USD/CAD exchange rate between the trade date and the final valuation date, as described below:

+ If the Final Exchange Rate is equal to or less than 1.1300 Canadian dollars per U.S. dollar (the "Maximum Return Strike Price"), you will receive your principal amount, plus the maximum return of 8.94% (8.84% p.a.). THEREFORE, THE MAXIMUM PAYMENT AT MATURITY FOR EACH $1,000 PRINCIPAL AMOUNT OF YOUR NOTES WILL BE $1,089.40.

+ If the Final Exchange Rate is less than 1.2330 Canadian dollars per U.S. dollar (the "Minimum Return Strike Price"), but greater than the Maximum Return Strike Price, you will receive 98% of your principal amount, plus an additional 1.2% of your principal amount for every 1% that the Currency Return exceeds 0%. AS A RESULT, YOU WILL RECEIVE BETWEEN 98% AND 108.94% (THE MAXIMUM PAYMENT) OF THE PRINCIPAL AMOUNT OF YOUR NOTES AT MATURITY. IF THE CURRENCY RETURN IS LESS THAN 1.667% AT THE FINAL VALUATION DATE, YOU WILL LOSE BETWEEN 0% AND 2% OF YOUR PRINCIPAL.

+ If the Final Exchange Rate is equal to or greater than the Minimum Return Strike Price, you will receive 98% of your principal amount. ACCORDINGLY, YOU WILL LOSE 2% OF YOUR PRINCIPAL.

THE APPRECIATION OF THE CANADIAN DOLLAR RELATIVE TO THE U.S. DOLLAR IS EXPRESSED AS A DECLINE IN THE USD/CAD EXCHANGE RATE. A LOWER NUMBER FOR THE USD/CAD EXCHANGE RATE MEANS THAT FEWER CANADIAN DOLLARS ARE REQUIRED TO PURCHASE ONE U.S. DOLLAR.

+ Minimum Return Strike Price: 1.2330 Canadian dollars per U.S. dollar (equal to the Initial Exchange Rate).

+  Maximum Return Strike Price:  1.1300 Canadian dollars per U.S. dollar.

The "Initial Exchange Rate" was determined by the calculation agent on the trade date and equals the USD/CAD exchange rate at approximately 2:18 p.m., New York City time, on such date as reported by Bloomberg, L.P. The Minimum Return Strike Price will equal the Initial Exchange Rate.

The "Final Exchange Rate" will be determined by the calculation agent and will equal the USD/CAD exchange rate in the interbank market as reported by Bloomberg, L.P. at approximately 10:00 a.m., New York City time, on the final valuation date, as described in this prospectus supplement.

The "Currency Return" measures the change in the USD/CAD exchange rate based on the Final Exchange Rate relative to the Minimum Return Strike Price and is expressed as follows:

                   Minimum Return Strike Price - Final Exchange Rate
Currency Return =  -------------------------------------------------
                                  Final Exchange Rate

We will not pay you interest during the term of the Notes.

For a description of how your payment at maturity will be calculated, see "How will your payment at maturity be calculated?" on page S-5 and "Specific Terms of the Notes--Payment at Maturity" on page S-18.

SELECTED PURCHASE CONSIDERATIONS

+ GROWTH POTENTIAL--The Notes, if held to maturity, provide the opportunity to participate in possible appreciation in the Canadian dollar relative to the U.S. dollar through an investment in the Notes, subject to the maximum return on the Notes of 8.94% (8.84% p.a.). If you sell the Notes prior to maturity, you will be exposed to fluctuations in the USD/CAD exchange rate without the benefit of partial principal protection.

+ PARTIAL PRINCIPAL PROTECTION--At maturity, you will receive at least 98% of your principal amount, or $980 per $1,000 principal amount of the Notes, even if the Canadian dollar depreciates relative to the U.S. dollar or the Final Exchange Rate is substantially greater than the Minimum Return Strike Price. However, an investment in the Notes does not protect 100% of your principal at maturity if the Canadian dollar relative to the U.S. dollar remains unchanged or even appreciates slightly. In order for an investor to receive the full principal amount of his or her Notes at maturity, the Currency Return must be equal to or greater than 1.667%, which would require the Final Exchange Rate to equal 1.2128 Canadian dollars per U.S. dollar.

+ U.S. DOLLAR DENOMINATED--The Notes trade and are settled in the U.S. market in U.S. dollars.

WHAT ARE SOME OF THE RISKS OF THE NOTES?

An investment in the Notes involves risks. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in the "Risk Factors" section of this prospectus supplement, beginning on page S-10 and the "Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency" section of the accompanying prospectus beginning on page 61.

+ AT MATURITY, YOU MAY LOSE UP TO 2% OF YOUR PRINCIPAL--The full principal amount of your Notes is not protected against an increase in the value of the U.S. dollar relative to the Canadian dollar. You will lose 2% of the principal amount of your Notes if the Canadian dollar depreciates relative to the U.S. dollar or remains unchanged from the trade date to the final valuation date. In addition, in order to receive 100% of your principal investment at maturity, the Currency Return must be equal to or greater than by 1.667%, which would require the Final Exchange Rate to equal 1.2128 Canadian dollars per U.S. Dollar.

+ NO INTEREST PAYMENTS--You will not receive any periodic interest payments on the Notes.

+ YOU WILL NOT RECEIVE MORE THAN THE MAXIMUM RETURN AT MATURITY--Because the maximum return on the Notes is 8.94% (8.84% p.a.), the maximum payment per $1,000 principal amount of the Notes at maturity will be $1,089.40. You will not participate in any appreciation in the Canadian dollar relative to the U.S. dollar above the maximum return at maturity.

+ PARTIAL PRINCIPAL PROTECTION ONLY IF YOU HOLD THE NOTES TO MATURITY--If you sell your Notes in the secondary market prior to maturity, you may have to sell them at a discount and you will not have the benefit of partial principal protection in excess of 2% in the event of any depreciation in the Canadian dollar relative to the U.S. dollar. You should be willing to hold your Notes to maturity.

+ THERE MAY BE LITTLE OR NO SECONDARY MARKET FOR THE NOTES--We do not intend to list the Notes on any stock exchange and there can be no assurances that a secondary market for the Notes will develop. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the Notes, although they are not required to do so and may stop making a market at any time.

THE NOTES MAY BE A SUITABLE INVESTMENT FOR YOU IF:

+ You believe that the Canadian dollar will appreciate relative to the U.S. dollar over the term of the Notes (i.e., the U.S. dollar will depreciate in value against the Canadian dollar) and as a result the Currency Return is likely to exceed 1.667% (i.e., the Currency Return necessary to result in a return of 100% of your principal amount), but is unlikely to greatly exceed the 8.94% maximum return on the Notes at maturity.

+ You seek an investment that offers partial principal protection when the Notes are held to maturity.

+  You are willing to hold the Notes to maturity.

+  You seek an investment with a return linked to the USD/CAD exchange rate.

+  You do not seek current income from this investment.

THE NOTES MAY NOT BE A SUITABLE INVESTMENT FOR YOU IF:

+  You seek current income from your investment.

+  You seek an investment that is 100% principal protected.

+ You seek an investment that offers the possibility to participate in the full decline in the USD/CAD exchange rate.

+ You believe that the Canadian dollar is likely to depreciate relative to the U.S. dollar or remain unchanged over the term of the Notes (i.e., the U.S. dollar will appreciate in value or remain unchanged against the Canadian dollar), or that the Currency Return, although likely to be positive, is not likely to exceed 1.667%, or you believe that the Currency Return will be in an amount greater than the 8.94%, the maximum return on the Notes at maturity.

+  You seek an investment for which there will be an active secondary market.

+  You are unable or unwilling to hold the Notes until maturity.

WHAT IS THE CANADIAN DOLLAR?

The Canadian dollar is the official currency of Canada. We have obtained all information in this prospectus supplement relating to the Canadian dollar and the USD/CAD exchange rate from public sources, without independent verification.

WHAT DOES THE USD/CAD EXCHANGE RATE REFLECT?

The USD/CAD exchange rate is a foreign exchange spot price that measures the relative value of the two currencies, the U.S. dollar and the Canadian dollar. The figure is equal to the number of Canadian dollars that can be exchanged for one U.S. dollar. The USD/CAD exchange rate increases when the U.S. dollar appreciates relative to the Canadian dollar and decreases when the U.S. dollar depreciates relative to the Canadian dollar. The "USD/CAD exchange rate" means the price in Canadian dollars of one U.S. dollar in the interbank market. The Minimum Return Strike Price equals 1.2330 Canadian dollars per U.S. dollar, the USD/CAD exchange rate at approximately 2:18 p.m., New York City time, on the trade date as reported by Bloomberg, L.P. The Final Exchange Rate will be determined by the calculation agent and will equal the USD/CAD exchange rate in the interbank market as reported by Bloomberg, L.P. at approximately 10:00 a.m., New York City time, on the final valuation date, as described in this prospectus supplement.

WHAT ARE THE TAX CONSEQUENCES OF THE NOTES?

The United States federal income tax consequences of your investment in the Notes are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in "Supplemental Tax Considerations--Supplemental U.S. Tax Considerations" on page S-25.

In general, if you are an initial purchaser of the Notes, you will recognize ordinary income upon maturity in an amount equal to the excess, if any, of the amount you receive with respect to your Notes at such time over the amount you paid for your Notes. In addition, pursuant to the terms of the Notes, you and we will agree to treat any loss you recognize with respect to your Notes due to receiving less than what you paid for your Notes at maturity and any gain or loss you recognize upon the sale or exchange of your Notes prior to the final valuation date as short-term capital gain or loss. If you are a secondary purchaser of the Notes, you will be treated in the same manner as initial purchasers except that all or a portion of any gain you recognize upon the maturity of your Notes will be treated as short-term capital gain to the extent of the excess, if any, of the principal amount of the Notes over the amount you paid for the Notes.

In the opinion of our counsel, Sullivan & Cromwell LLP, it is reasonable to treat your Notes as described above, but the Internal Revenue Service may assert that your Notes are subject to other special rules that would result in a different tax treatment of certain gains and losses. BECAUSE OF THIS UNCERTAINTY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES.

HOW WILL YOUR PAYMENT AT MATURITY BE CALCULATED?

Your payment at maturity will depend on the Final Exchange Rate relative to the Minimum Return Strike Price.

+ If the Final Exchange Rate is equal to or less than 1.1300 Canadian dollars per U.S. dollar, the Maximum Return Strike Price, you will receive $1,089.40 for each $1,000 principal amount of your Notes. Even if the Final Exchange Rate is substantially below the Maximum Return Strike Price, your payment at maturity will be capped at this amount.

+ If the Final Exchange Rate is equal to or greater than 1.2330 Canadian dollars per U.S. dollar, the Minimum Return Strike Price, you will receive $980 for each $1,000 principal amount of your Notes. Even if the Final Exchange Rate is substantially greater than the Minimum Return Strike Price, you will receive this amount at maturity.

+ If the Final Exchange Rate is less than the Minimum Return Strike Price, but greater than the Maximum Return Strike Price, the following steps are necessary to calculate your payment at maturity:

STEP 1:  CALCULATE THE CURRENCY RETURN.

          The Currency Return is the difference between the USD/CAD exchange rate on the final valuation date relative to the Minimum Return Strike Price, expressed as a percentage, calculated as follows:

                                         Minimum Return Strike Price - Final Exchange Rate
                 Currency Return  =    -----------------------------------------------------
                                                        Final Exchange Rate

STEP 2:  CALCULATE THE ADJUSTED PAYOUT PERCENTAGE ON THE NOTES.

          The Adjusted Payout Percentage is based on the Currency Return:

          Adjusted Payout Percentage = 98% + (1.2 x Currency Return)

STEP 3:  CALCULATE THE PAYMENT AT MATURITY.

          Payment at maturity = Adjusted Payout Percentage x principal amount of the Notes

HOW DO THE NOTES PERFORM AT MATURITY?

HYPOTHETICAL EXAMPLES

ASSUMPTIONS:

Minimum Return Strike Price:                            1.2330     Canadian dollar per U.S.
                                                                   dollar(1)
Maximum Return Strike Price:                            1.1300     Canadian dollar per U.S.
                                                                   dollar(2)
Principal amount of the Notes:                          $1,000
Maximum total return on the Notes:                        8.94%    total return
Maximum annualized return on Notes:                       8.84%    p.a. on an actual/360
                                                                   basis
Maximum payment at Maturity:                         $1,089.40

------------

(1) The Minimum Return Strike Price represents the USD/CAD exchange rate that the Final
    Exchange Rate must be equal to or greater than in order for an investor to receive the minimum return, which is 98% of the principal amount of the Notes at maturity. The
    Minimum Return Strike Price equals the Initial Exchange Rate.

(2) The Maximum Return Strike Price represents the USD/CAD exchange rate that the Final
    Exchange Rate must be less than or equal to in order for an investor to receive the maximum return on the Notes.

LOSS OUTCOMES:

EXAMPLE 1--THE FINAL EXCHANGE RATE IS 1.2455 CANADIAN DOLLARS PER U.S. DOLLAR ON THE FINAL VALUATION DATE, ABOVE THE MINIMUM RETURN STRIKE PRICE OF 1.2330 CANADIAN DOLLARS PER U.S. DOLLAR

Since the Final Exchange Rate is above the Minimum Return Strike Price of 1.2330 Canadian dollars per U.S. dollar, 98% of your investment is protected.

Your total payment at maturity would therefore be $980.00 (a 2% loss) which includes:

+  Principal Amount                                         $1,000.00

+  Minimum Payout (100% of principal amount less 2%
   maximum loss).                                                 98%
                                                            ---------
                              PAYMENT AT MATURITY:            $980.00    (98% of $1,000, the minimum
                                                            =========
                                                                         payment on the Notes)
                              LOSS                             $20.00

EXAMPLE 2--THE FINAL EXCHANGE RATE IS 1.2208 CANADIAN DOLLARS PER U.S. DOLLAR ON THE FINAL VALUATION DATE, REFLECTING A CURRENCY RETURN OF 1% RELATIVE TO THE MINIMUM RETURN STRIKE PRICE OF 1.2330 CANADIAN DOLLARS PER U.S. DOLLAR

Since the Final Exchange Rate is below the Minimum Return Strike Price of 1.2330 Canadian dollars per U.S. dollar, but above the Maximum Return Strike Price of
1.1300 Canadian dollars per U.S. dollar, you will receive 98% of your principal amount, plus 1.2% of your principal amount for every 1% the Currency Return is above 0%.

                    1.2330 - 1.2208
Currency Return:    ---------------   =   1%
                        1.2208

Adjusted Payout Percentage: 98% + (1.2 X Currency Return) = 99.2%

Your total payment at maturity would therefore be $992.00 (a 0.8% loss) which includes:

+  Principal Amount                                       $1,000.00

+  Adjusted Payout Percentage                                 99.2%
                                                          ---------
                              PAYMENT AT MATURITY:          $992.00    (99.2% of $1,000)
                                                          =========
                              LOSS                            $8.00

BREAKEVEN OUTCOME:

EXAMPLE 3--THE FINAL EXCHANGE RATE IS 1.2128 CANADIAN DOLLARS PER U.S. DOLLAR ON THE FINAL VALUATION DATE, REFLECTING A CURRENCY RETURN OF 1.667% RELATIVE TO THE MINIMUM RETURN STRIKE PRICE OF 1.2330 CANADIAN DOLLARS PER U.S. DOLLAR

Since the Final Exchange Rate is below the Minimum Return Strike Price of 1.2330 Canadian dollars per U.S. dollar, but above the Maximum Return Strike Price of
1.1300 Canadian dollars per U.S. dollar, you will receive 98% of your principal amount, plus 1.2% of your principal amount for every 1% the Currency Return is above 0%. As demonstrated below, the Currency Return must be equal to or greater than 1.667% for an investor to receive the full $1,000.00 principal amount of the Notes at maturity.

                  1.2330 - 1.2128  = 1.667%
Currency Return:  ---------------
                      1.2128

Adjusted Payout Percentage:  98% + (1.2 X Currency Return) = 100%

Your total payment at maturity would therefore be $1,000.00 (a 0% total return on investment) which includes:

+  Principal Amount                                         $1,000.00

+  Adjusted Payout Percentage                                    100%
                                                            ---------
                              PAYMENT AT MATURITY:          $1,000.00    (100% of $1,000)
                                                            =========
                              LOSS/INCOME                       $0.00

GAIN OUTCOMES:

EXAMPLE 4--THE FINAL EXCHANGE RATE IS 1.1523 CANADIAN DOLLARS PER U.S. DOLLAR ON THE FINAL VALUATION DATE, REFLECTING A CURRENCY RETURN OF 7% RELATIVE TO THE MINIMUM RETURN STRIKE PRICE OF 1.2330 CANADIAN DOLLARS PER U.S. DOLLAR

Since the Final Exchange Rate is below the Minimum Return Strike Price of 1.2330 Canadian dollars per U.S. dollar, but above the Maximum Return Strike Price of
1.1300 Canadian dollars per U.S. dollar, you will receive 98% of your principal amount, plus 1.2% of your principal amount for every 1% the Currency Return is above 0%.

                  1.2330 - 1.1523  = 7%
Currency Return:  ---------------
                      1.1523

Adjusted Payout Percentage: 98% + (1.2 X Currency Return) = 106.4%

Your total payment at maturity would therefore be $1,064.00 (a 6.4% total return on investment) which includes:

+  Principal Amount                                         $1,000.00

+  Adjusted Payout Percentage                                  106.4%
                                                            ---------
                              PAYMENT AT MATURITY:          $1,064.00    (106.4% of $1,000)
                                                            =========
                              INCOME                           $64.00

EXAMPLE 5--THE FINAL EXCHANGE RATE IS 1.1108 CANADIAN DOLLARS PER U.S. DOLLAR ON THE FINAL VALUATION DATE, REFLECTING A CURRENCY RETURN OF 11% RELATIVE TO THE MINIMUM RETURN STRIKE PRICE OF 1.2330 CANADIAN DOLLARS PER U.S. DOLLAR

Since the Final Exchange Rate is below the Maximum Return Strike Price of 1.1300 Canadian dollars per U.S. dollar, you will receive the maximum return on the Notes and will not participate in the full increase in the Currency Return.

Your total payment at maturity would therefore be limited to $1,089.40 (a 8.94% total return over a 364-day investment which equates to a 8.84% annualized return on the basis of a 360 day year) which includes:

+  Principal Amount                                                         $1,000.00

+  Maximum Payout (100% of principal amount + 8.94% Maximum Return)          108.940%
                                                                           ----------
                              PAYMENT AT MATURITY                           $1,089.40    (108.940% of $1,000)
                                                                           ==========
                              INCOME                                           $89.40

HYPOTHETICAL PERFORMANCE AT MATURITY

                              (Performance Graph)

                           % CHANGE           TOTAL AMOUNT      TOTAL RATE OF
   HYPOTHETICAL        INITIAL SPOT VS.        PAYABLE AT         RETURN ON
   ENDING PRICE       FINAL EXCHANGE RATE   MATURITY PER NOTE     THE NOTES
      1.3700                   -10%             $  980.00          -2.00%
      1.3402                    -8%             $  980.00          -2.00%
      1.3258                    -7%             $  980.00          -2.00%
      1.3117                    -6%             $  980.00          -2.00%
      1.2979                    -5%             $  980.00          -2.00%
      1.2844                    -4%             $  980.00          -2.00%
      1.2711                    -3%             $  980.00          -2.00%
      1.2582                    -2%             $  980.00          -2.00%
      1.2455                    -1%             $  980.00          -2.00%
      1.2330                     0%             $  980.00          -2.00%
      1.2208                     1%             $  992.00          -0.80%
      1.2128                 1.667%             $1,000.00           0.00%
      1.1971                     3%             $1,016.00           1.60%
      1.1856                     4%             $1,028.00           2.80%
      1.1743                     5%             $1,040.00           4.00%
      1.1632                     6%             $1,052.00           5.20%
      1.1523                     7%             $1,064.00           6.40%
      1.1417                     8%             $1,076.00           7.60%
      1.1300                 9.115%             $1,089.40           8.94%
      1.1209                    10%             $1,089.40           8.94%
      1.1108                    11%             $1,089.40           8.94%
      1.1009                    12%             $1,089.40           8.94%

------------
Values have been rounded for ease of analysis.

--------------------------------------------------------------------------------

RISK FACTORS

The return on the Notes is linked to the USD/CAD exchange rate. This section describes the most significant risks relating to the Notes. WE URGE YOU TO READ THE FOLLOWING INFORMATION ABOUT THESE RISKS, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, BEFORE INVESTING IN THE NOTES.

YOU MAY LOSE UP TO 2% OF YOUR PRINCIPAL

The full principal amount of your Notes is not protected against an increase in the value of the U.S. dollar relative to the Canadian dollar. You will lose 2% of the principal amount of your Notes if the Canadian dollar depreciates relative to the U.S. dollar or remains unchanged from the trade date to the final valuation date. In addition, in order to receive 100% of your principal investment at maturity, the Currency Return must be equal to or greater than 1.667%, which would require the Final Exchange Rate to equal 1.2128 Canadian dollars per U.S. dollar.
ACCORDINGLY, YOU MAY LOSE UP TO 2% OF YOUR PRINCIPAL.

See "How will your payment at maturity be calculated?" on page S-5.

THE NOTES ARE INTENDED TO BE HELD TO MATURITY. YOUR PRINCIPAL IS PARTIALLY PROTECTED ONLY IF YOU HOLD YOUR NOTES TO MATURITY

You will receive at least the minimum payment of 98% of the principal amount of your Notes if you hold your Notes to maturity. If you sell your Notes in the secondary market prior to maturity, you will not be entitled to partial principal protection or any minimum total return on the portion of your Notes sold. You therefore should be willing to hold your Notes to maturity.

YOUR MAXIMUM GAIN ON THE NOTES AT MATURITY IS 8.94%

Your payment at maturity is based on the change in the Canadian dollar relative to the U.S. dollar. If the Final Exchange Rate is equal to or less than the Maximum Return Strike Price of 1.1300 Canadian dollars per U.S. dollar, your payment at maturity will be limited to the maximum total return on the Notes of 8.94% (8.84% p.a. on an actual/360 basis). Therefore, your ability to participate in any appreciation in the Canadian dollar relative to the U.S. dollar through an investment in the Notes is limited because the amount that you receive at maturity will never exceed $1,089.40.

OWNING THE NOTES IS NOT THE SAME AS OWNING CANADIAN DOLLARS

The return on your Notes will not reflect the return you would realize if you actually purchased Canadian dollars and converted them into U.S. dollars on the final valuation date. The USD/CAD exchange rate is calculated by reference to the U.S. dollar relative to the Canadian dollar without taking into consideration the value of the Canadian dollar relative to other currencies or in other markets.

THE MARKET VALUE OF THE NOTES MAY BE INFLUENCED BY UNPREDICTABLE FACTORS

The market value of your Notes may fluctuate between the date you purchase them and the final valuation date when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control, will influence the market value of the Notes. WE EXPECT THAT

RISK FACTORS
--------------------------------------------------------------------------------

GENERALLY THE USD/CAD EXCHANGE RATE ON ANY DAY WILL AFFECT THE MARKET VALUE OF THE NOTES MORE THAN ANY OTHER SINGLE FACTOR. Other factors that may influence the market value of the Notes include:

+ supply and demand for the Notes, including inventory positions held by UBS Securities LLC, UBS Financial Services Inc. or any other market maker

+  U.S. dollar and Canadian dollar interest rates

+  the time remaining to the final valuation date

+  the creditworthiness of UBS

+  volatility of the USD/CAD exchange rate

THE USD/CAD EXCHANGE RATE WILL BE INFLUENCED BY UNPREDICTABLE FACTORS WHICH INTERRELATE IN COMPLEX WAYS

The USD/CAD exchange rate is a result of the supply of, and demand for, each currency and changes in the foreign exchange rate may result from the interactions of many factors including economic, financial, social and political conditions in Canada and the United States. These conditions include, for example, the overall growth and performance of the economies of the U.S. and Canada, the trade and current account balance between the U.S. and Canada, market interventions by the Federal Reserve Board or the Bank of Canada, Canada's central bank, inflation, interest rate levels, the performance of the stock markets in the U.S. and Canada, the stability of the United States and Canadian governments and banking systems, wars in which the U.S. or Canada are directly or indirectly involved or that occur anywhere in the world, major natural disasters in the U.S. or Canada, and other foreseeable and unforeseeable events.

Certain relevant information relating to Canada may not be as well known or as rapidly or thoroughly reported in the United States as comparable to United States developments. Prospective purchasers of the Notes should be aware of the possible lack of availability of important information that can affect the value of the Canadian dollar in relation to the U.S. dollar and must be prepared to make special efforts to obtain such information on a timely basis.

THE LIQUIDITY, TRADING VALUE AND AMOUNTS PAYABLE UNDER THE NOTES COULD BE AFFECTED BY THE ACTIONS OF THE CANADIAN GOVERNMENT

Exchange rates of most economically developed nations, including Canada, are "floating," meaning they are permitted to fluctuate in value relative to the U.S. dollar. However, governments of other nations, from time to time, do not allow their currencies to float freely in response to economic forces. Governments, including the Canadian government, use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing the Notes is that their liquidity, trading value and amounts payable could be affected by the actions of the Canadian government which could change or interfere with theretofore freely determined currency valuation, fluctuations in response to other market forces and the movement of currencies across borders. There will be no adjustment or change in the terms of the Notes in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of the issuance of a replacement currency or in the event of other developments affecting the Canadian dollar, the U.S. dollar or any other currency.

RISK FACTORS
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EVEN THOUGH THE CANADIAN DOLLAR AND U.S. DOLLAR ARE TRADED AROUND-THE-CLOCK, IF A SECONDARY MARKET DEVELOPS, THE NOTES MAY TRADE ONLY DURING REGULAR TRADING HOURS IN THE U.S.

The interbank market for the Canadian dollar and U.S. dollar is a global, around-the-clock market. Therefore, the hours of trading for the Notes may not conform to the hours during which the Canadian dollar and U.S. dollar are traded. To the extent that U.S. markets are closed while the markets for the Canadian dollar and the U.S. dollar remain open, significant price and rate movements may take place in the underlying foreign exchange markets that will not be reflected immediately in the price of the Notes on such exchange.

There is no systematic reporting of last-sale information for foreign currencies. Reasonable current bid and offer information is available in certain brokers' offices, in bank foreign currency trading offices, and to others who wish to subscribe for this information, but this information will not necessarily reflect the USD/CAD exchange rate relevant for determining the value of the Notes. The absence of last-sale information and the limited availability of quotations to individual investors make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign exchange markets.

YOU MAY NOT HAVE AN ACTIVE TRADING MARKET IN THE NOTES

There may be little or no secondary market for the Notes. We do not intend to list the Notes on any U.S. stock exchange and it is not possible to predict whether a secondary market will develop for the Notes. Even if a secondary market for the Notes develops, it may not provide significant liquidity or trade at prices advantageous to you. UBS Securities LLC, UBS Financial Services Inc. and other affiliates of UBS currently intend to act as market makers for the Notes, but they are NOT required to do so. If UBS Securities LLC, UBS Financial Services Inc. or any other affiliate makes a market in the Notes, it may stop doing so at any time.

HISTORICAL PERFORMANCE OF THE USD/CAD EXCHANGE RATE SHOULD NOT BE TAKEN AS AN INDICATION OF THE FUTURE PERFORMANCE OF THE USD/CAD EXCHANGE RATE DURING THE TERM OF THE NOTES

It is impossible to predict whether the USD/CAD exchange rate will rise or fall. The USD/CAD exchange rate will be influenced by complex and interrelated political, economic, financial and other factors. See "The USD/CAD exchange rate will be influenced by unpredictable factors which interrelate in complex ways" above.

TRADING BY UBS AG OR ITS AFFILIATES IN THE FOREIGN EXCHANGE AND CURRENCY DERIVATIVE MARKETS MAY IMPAIR THE VALUE OF THE NOTES

We and our affiliates are active participants in the interbank foreign exchange and currency derivative markets as dealers, proprietary traders and agents for our customers, and therefore at any given time we may be in foreign exchange or currency derivative transactions. In addition, as described below under "Use of Proceeds and Hedging" on page S-23, we or one or more of our affiliates may hedge our foreign currency exposure from the Notes by entering into foreign exchange and currency derivative transactions. Our trading and hedging activities may affect the USD/CAD exchange rates and make it less likely that you will receive a return on your investment in the Notes.

OUR BUSINESS ACTIVITIES MAY CREATE CONFLICTS OF INTEREST

As noted above, UBS and its affiliates expect to engage in trading activities related to the euro and U.S. dollar that are not for the account of holders of the Notes or on their behalf. These trading

RISK FACTORS
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activities may present a conflict between the holders' interest in the Notes and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the USD/CAD exchange rate, could be adverse to the interests of the holders of the Notes.

We or one or more of our affiliates have published and may in the future publish research on foreign exchange markets, exchange rates and other matters that may have an influence on currency exchange rates. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes.

SIGNIFICANT ASPECTS OF THE TAX TREATMENT OF THE NOTES ARE UNCERTAIN

Significant aspects of the tax treatment of the Notes are uncertain. Please read carefully the section entitled "What are the tax consequences of the Notes?" in the summary section on page S-4, "Supplemental Tax Considerations" on page S-25, and the sections "U.S. Tax Considerations" and "Tax Considerations Under the Laws of Switzerland" in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

YOU WILL NOT RECEIVE INTEREST PAYMENTS ON THE NOTES

THERE ARE POTENTIAL CONFLICTS OF INTEREST BETWEEN YOU AND THE CALCULATION AGENT

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount, if any, of your payment at maturity on the Notes. We may change the calculation agent after the original issue date without notice. For a fuller description of the calculation agent's role, see "Specific Terms of the Notes--Role of Calculation Agent" on page S-22. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent will determine the Final Exchange Rate on the final valuation date. Since this determination by the calculation agent will affect the payment at maturity on the Notes, the calculation agent may have a conflict of interest.

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5-YEAR HISTORICAL USD/CAD EXCHANGE RATE

The USD/CAD exchange rate is a foreign exchange spot rate that measures the relative values of two currencies, the Canadian dollar and the U.S. dollar. The USD/CAD exchange rate decreases when the Canadian dollar appreciates relative to the U.S. dollar and increases when the Canadian dollar depreciates relative to the U.S. dollar. The USD/CAD exchange rate is expressed as a rate that reflects the number of Canadian dollars that can be exchanged for one U.S. dollar. For example, on June 9, 2005, the USD/CAD exchange rate in the interbank market as reported by Bloomberg, L.P. at approximately 10:00 a.m. New York City time was equal to 1.2552, which indicates that $1.2552 Canadian dollars can be exchanged for one U.S. dollar.

The following graph sets forth the monthly high and low levels in the interbank market of the USD/CAD exchange rate from May 2000 through June 24, 2005. The historical performance of the USD/CAD exchange rates should not be taken as an indication of future performance.

MONTHLY USD/CAD EXCHANGE RATE--HIGH, LOW AND MONTH END CLOSE
(USD/EUR EXCHANGE RATE GRAPH)

DATE                                                      HIGH                         LOW                        LAST
----                                                      ----                         ---                        ----
May 2000                                                 1.5143                      1.4761                      1.4965
                                                         1.4969                      1.4629                      1.4809
                                                          1.492                      1.4631                      1.4863
                                                         1.4947                      1.4697                       1.472
Sept 2000                                                1.5076                      1.4687                      1.5032
                                                         1.5327                      1.4923                      1.5237
                                                         1.5627                      1.5215                      1.5369
                                                         1.5479                      1.4947                      1.4991
Jan 2001                                                 1.5173                      1.4901                      1.4978
                                                         1.5434                      1.4902                      1.5364
                                                         1.5792                      1.5357                      1.5756
                                                         1.5826                      1.5347                       1.535
May 2001                                                 1.5561                      1.5274                       1.538
                                                         1.5387                      1.5103                      1.5143
                                                         1.5472                      1.5069                      1.5335
                                                         1.5519                      1.5235                      1.5512
Sept 2001                                                1.5811                      1.5459                      1.5792
                                                          1.589                      1.5558                      1.5884
                                                          1.605                      1.5712                       1.573
                                                         1.6052                      1.5584                       1.593
Jan 2002                                                 1.6193                      1.5828                      1.5891
                                                         1.6121                      1.5859                      1.6016
                                                         1.6028                      1.5741                      1.5949
                                                         1.6023                      1.5603                      1.5676
May 2002                                                 1.5722                       1.526                      1.5279
                                                         1.5521                      1.5035                      1.5173
                                                         1.5956                      1.5111                      1.5842
                                                         1.6051                      1.5496                      1.5585
Sept 2002                                                 1.591                      1.5507                      1.5868
                                                         1.5994                      1.5555                      1.5584
                                                         1.5917                      1.5506                      1.5653
                                                           1.58                      1.5454                      1.5718
Jan 2003                                                 1.5776                      1.5175                      1.5195
                                                         1.5331                       1.483                      1.4846
                                                         1.4948                       1.459                      1.4672
                                                         1.4814                      1.4299                      1.4301
May 2003                                                 1.4319                      1.3412                      1.3666
                                                         1.3787                       1.331                      1.3467
                                                         1.4188                      1.3335                      1.4043
                                                         1.4167                       1.376                      1.3865
Sept 2003                                                1.3978                      1.3368                      1.3521
                                                         1.3541                      1.3019                      1.3198
                                                         1.3435                      1.2932                      1.3008
                                                         1.3421                       1.284                       1.297
Jan 2004                                                 1.3361                      1.2682                      1.3252
                                                         1.3512                      1.3068                      1.3342
                                                         1.3574                      1.3012                      1.3093
                                                         1.3793                      1.3038                      1.3722
May 2004                                                 1.4002                      1.3557                      1.3623
                                                         1.3819                      1.3319                      1.3328
                                                         1.3384                      1.3056                      1.3314
                                                         1.3346                      1.2958                      1.3127
Sept 2004                                                1.3167                      1.2592                      1.2613
                                                         1.2755                       1.216                      1.2176
                                                         1.2285                      1.1718                      1.1874
                                                         1.2466                      1.1798                      1.2019
Jan 2005                                                 1.2469                      1.1948                      1.2398
                                                         1.2583                      1.2234                      1.2339
                                                         1.2493                      1.1978                      1.2104
                                                         1.2619                      1.2068                      1.2583
May 2005                                                 1.2734                      1.2359                      1.2548
June 2005                                                1.2589                       1.227                      1.2339

     Source: Bloomberg, L.P.

HISTORICAL USD/CAD EXCHANGE RATE
--------------------------------------------------------------------------------

U.S. dollars and Canadian dollars are traded by all major foreign exchange traders around the world. The following table and graph present the monthly high, low and month end close USD/CAD exchange rates as reported by Bloomberg, L.P., a leading financial information provider. We obtained the trading price information set forth below from Bloomberg, L.P., without independent verification.

You should not take the historical USD/CAD exchange rate as an indication of future performance.

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DATE                                                           MONTH END CLOSE         HIGH           LOW
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May 2000...................................................        1.4965             1.5143         1.4761
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June 2000..................................................        1.4809             1.4969         1.4629
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July 2000..................................................        1.4863             1.4920         1.4631
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August 2000................................................        1.4720             1.4947         1.4697
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September 2000.............................................        1.5032             1.5076         1.4687
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October 2000...............................................        1.5237             1.5327         1.4923
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November 2000..............................................        1.5369             1.5627         1.5215
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December 2000..............................................        1.4991             1.5479         1.4947
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January 2001...............................................        1.4978             1.5173         1.4901
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February 2001..............................................        1.5364             1.5434         1.4902
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March 2001.................................................        1.5756             1.5792         1.5357
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April 2001.................................................        1.5350             1.5826         1.5347
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May 2001...................................................        1.5380             1.5561         1.5274
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June 2001..................................................        1.5143             1.5387         1.5103
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July 2001..................................................        1.5335             1.5472         1.5069
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August 2001................................................        1.5512             1.5519         1.5235
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September 2001.............................................        1.5792             1.5811         1.5459
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October 2001...............................................        1.5884             1.5890         1.5558
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November 2001..............................................        1.5730             1.6050         1.5712
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December 2001..............................................        1.5930             1.6052         1.5584
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January 2002...............................................        1.5891             1.6193         1.5828
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February 2002..............................................        1.6016             1.6121         1.5859
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March 2002.................................................        1.5949             1.6028         1.5741
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April 2002.................................................        1.5676             1.6023         1.5603
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May 2002...................................................        1.5279             1.5722         1.5260
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June 2002..................................................        1.5173             1.5521         1.5035
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July 2002..................................................        1.5842             1.5956         1.5111
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August 2002................................................        1.5585             1.6051         1.5496
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September 2002.............................................        1.5868             1.5910         1.5507
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October 2002...............................................        1.5584             1.5994         1.5555
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November 2002..............................................        1.5653             1.5917         1.5506
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December 2002..............................................        1.5718             1.5800         1.5454
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HISTORICAL USD/CAD EXCHANGE RATE
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DATE                                                           MONTH END CLOSE         HIGH           LOW
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January 2003...............................................        1.5195             1.5776         1.5175
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February 2003..............................................        1.4846             1.5331         1.4830
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March 2003.................................................        1.4672             1.4948         1.4590
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April 2003.................................................        1.4301             1.4814         1.4299
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May 2003...................................................        1.3666             1.4319         1.3412
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June 2003..................................................        1.3467             1.3787         1.3310
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July 2003..................................................        1.4043             1.4188         1.3335
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August 2003................................................        1.3865             1.4167         1.3760
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September 2003.............................................        1.3521             1.3978         1.3368
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October 2003...............................................        1.3198             1.3541         1.3019
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November 2003..............................................        1.3008             1.3435         1.2932
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December 2003..............................................        1.2970             1.3421         1.2840
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January 2004...............................................        1.3252             1.3361         1.2682
--------------------------------------------------------------------------------------------------------------
February 2004..............................................        1.3342             1.3512         1.3068
--------------------------------------------------------------------------------------------------------------
March 2004.................................................        1.3093             1.3574         1.3012
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April 2004.................................................        1.3722             1.3793         1.3038
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May 2004...................................................        1.3623             1.4002         1.3557
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June 2004..................................................        1.3328             1.3819         1.3319
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July 2004..................................................        1.3314             1.3384         1.3056
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August 2004................................................        1.3127             1.3346         1.2958
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September 2004.............................................        1.2613             1.3167         1.2592
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October 2004...............................................        1.2176             1.2755         1.2160
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November 2004..............................................        1.1874             1.2285         1.1718
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December 2004..............................................        1.2019             1.2466         1.1798
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January 2005...............................................        1.2398             1.2469         1.1948
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February 2005..............................................        1.2339             1.2583         1.2234
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March 2005.................................................        1.2104             1.2493         1.1978
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April 2005.................................................        1.2583             1.2619         1.2068
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May 2005...................................................        1.2548             1.2734         1.2359
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June 2005 (through June 24, 2005)..........................        1.2339             1.2589         1.2270
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VALUE OF THE NOTES

AT MATURITY. Your payment at maturity is based on the change in the Canadian dollar relative to the U.S. dollar:

+ If the Final Exchange Rate is less than or equal to 1.1300 Canadian dollars per U.S. dollar, the Maximum Return Strike Price, you will receive your principal amount, plus the maximum total return of 8.94% (8.84% p.a. on an actual/360 basis). THEREFORE, THE MAXIMUM PAYMENT AT MATURITY FOR EACH $1,000 PRINCIPAL AMOUNT OF YOUR NOTES WILL BE $1,089.40.

+ If the Final Exchange Rate is less than 1.2330 Canadian dollars per U.S. dollar, the Minimum Return Strike Price, but greater than the Maximum Return Strike Price, or 1.1300 Canadian dollars per U.S. dollar, you will receive 98% of your principal amount, plus an additional 1.2% of your principal amount for every 1% that the Currency Return exceeds 0%. AS A RESULT, YOU WILL RECEIVE BETWEEN 98% AND 108.94% (THE MAXIMUM PAYMENT) OF THE PRINCIPAL AMOUNT OF YOUR NOTES AT MATURITY. IF THE CURRENCY RETURN IS LESS THAN 1.667% AT THE FINAL VALUATION DATE, YOU WILL LOSE BETWEEN 0% AND 2% OF YOUR PRINCIPAL.

+ If the Final Exchange Rate is equal to or greater than the Minimum Return Strike Price, or 1.2330 Canadian dollars per U.S. dollar, you will receive 98% of your principal amount, or $980 for each $1,000 principal amount of your Notes. ACCORDINGLY, YOU WILL LOSE 2% OF YOUR PRINCIPAL.

For a description of how your payment at maturity will be calculated, see "How will your payment at maturity be calculated?" on page S-5 and "Specific Terms of the Notes--Payment at Maturity" on page S-18.

PRIOR TO MATURITY. You should understand that the market value of the Notes will be affected by several factors, many of which are beyond our control. We expect that generally the USD/CAD exchange rate on any day will affect the market value of the Notes more than any other single factor. Other factors that may influence the market value of the Notes include supply and demand for the Notes, the level of interest rates and other economic conditions, as well as the perceived creditworthiness of UBS. See "Risk Factors" beginning on page S-10 for a discussion of the factors that may influence the market value of the Notes prior to maturity.

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SPECIFIC TERMS OF THE NOTES

In this section, references to "holders" mean those who own the Notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Notes registered in street name or in the Notes issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Notes should read the section entitled "Legal Ownership and Book-Entry Issuance" in the accompanying prospectus.

The Notes are part of a series of debt securities entitled "Medium Term Notes, Series A" that we may issue under the indenture from time to time. This prospectus supplement summarizes specific financial and other terms that apply to the Notes. Terms that apply generally to all Medium Term Notes, Series A are described in "Description of Debt Securities We May Offer" in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the price to the public and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Notes. If you have purchased the Notes in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Notes in more detail below.

COUPON

We will not pay you interest during the term of the Notes.

PAYMENT AT MATURITY

Your payment at maturity will depend on the Final Exchange Rate relative to the Minimum Return Strike Price:

+ If the Final Exchange Rate is less than or equal to 1.1300 Canadian dollars per U.S. dollar, the Maximum Return Strike Price, you will receive $1,089.40 for each $1,000 principal amount of your Notes. Even if the Final Exchange Rate is substantially below the Maximum Return Strike Price, your payment at maturity will be capped at this amount.

+ If the Final Exchange Rate is equal to or greater than 1.2330 Canadian dollars per U.S. dollar, the Minimum Return Strike Price, you will receive $980 for each $1,000 principal amount of your Notes. Even if the Final Exchange Rate is substantially greater than the Minimum Return Strike Price, you will receive this amount at maturity.

+If the Final Exchange Rate is less than the Minimum Return Strike Price, but greater than the Maximum Return Strike Price, you will receive 98% of your principal amount, plus an additional 1.2% of your principal amount for every 1% that the Currency Return exceeds 0%. AS A RESULT, YOU WILL RECEIVE BETWEEN 98% AND 108.94% (THE MAXIMUM PAYMENT) OF THE PRINCIPAL AMOUNT OF YOUR NOTES AT MATURITY. IF THE CURRENCY RETURN IS LESS THAN 1.667% AT THE FINAL VALUATION DATE, YOU WILL LOSE BETWEEN 0% AND 2% OF YOUR PRINCIPAL.

SPECIFIC TERMS OF THE NOTES
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If the Final Exchange Rate is less than the Minimum Return Strike Price but greater than the Maximum Return Strike Price, the following steps are necessary to calculate your payment at maturity:

Step 1:  Calculate the Currency Return.

           The Currency Return is the difference between the USD/CAD exchange rate on the final valuation date relative to the Minimum Return Strike Price, expressed as a percentage, calculated as follows:

                   Minimum Return Strike Price - Final Exchange Rate
Currency Return =  -------------------------------------------------
                                  Final Exchange Rate

Step 2:  Calculate the Adjusted Payout Percentage on the Notes.

           The Adjusted Payout Percentage is based on the Currency Return:
           Adjusted Payout Percentage = 98% + (1.2 X Currency Return)

Step 3:  Calculate the payment at maturity.

           Payment at maturity = Adjusted Payout Percentage X principal amount of the Notes

+ Minimum Return Strike Price: 1.2330 Canadian dollars per U.S. dollar (equal to the Initial Exchange Rate).

+  Maximum Return Strike Price: 1.1300 Canadian dollars per U.S. dollar.

For purposes of this section, the following terms shall have the meanings set forth below:

The "Initial Exchange Rate" was determined by the calculation agent on the trade date and equals the USD/CAD exchange rate at approximately 2:18 p.m., New York City time, on such date as reported by Bloomberg, L.P. The Minimum Return Strike Price will equal the Initial Exchange Rate.

The "Final Exchange Rate" will be determined by the calculation agent and will equal the USD/CAD exchange rate in the interbank market as reported by Bloomberg, L.P. at approximately 10:00 a.m., New York City time, on the final valuation date. However, if the USD/CAD exchange rate is not so quoted by Bloomberg, L.P. then the USD/CAD exchange rate will be calculated on the basis of the arithmetic mean of the applicable spot quotations received by the calculation agent at approximately 10:00 a.m., New York City time, on such date for the purchase or sale by the Reference Dealers of the Reference Amount for settlement two Business Days later. If fewer than two Reference Dealers provide such spot quotations, then the USD/CAD exchange rate will be calculated on the basis of the arithmetic mean of the applicable spot quotations received by the calculation agent at approximately 10:00 a.m., New York City time, on such date from three leading commercial banks in New York (selected in the sole discretion of the calculation agent), for the sale by such banks of the Reference Amount for settlement two Business Days later. If these spot quotations are available from fewer than three banks, then the calculation agent, in its sole discretion, shall determine which spot rate is available and reasonable to be used. If no spot quotation is available, then the USD/CAD exchange rate will be the rate the calculation agent, in its sole discretion, determines to be fair and reasonable under the circumstances at approximately 10:00 a.m., New York City time, on such date.

"Reference Dealers" as used herein, means Citibank, N.A., Deutsche Bank A.G. and JP Morgan Chase Bank, or their successors.

"Reference Amount" equals 1,000,000 U.S. dollars.

MATURITY DATE

The maturity date will be June 29, 2006 unless that day is not a business day, in which case the maturity date will be the next following business day.

SPECIFIC TERMS OF THE NOTES
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FINAL VALUATION DATE

The final valuation date will be June 28, 2006.

REDEMPTION PRICE UPON OPTIONAL TAX REDEMPTION

We have the right to redeem the Notes in the circumstances described under "Description of Debt Securities We May Offer--Optional Tax Redemption" in the accompanying prospectus. If we exercise this right, the redemption price of the Notes will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

DEFAULT AMOUNT ON ACCELERATION

If an event of default occurs and the maturity of the Notes is accelerated, we will pay the default amount in respect of the principal of the Notes at maturity. We describe the default amount below under "--Default Amount."

For the purpose of determining whether the holders of our Series A medium-term notes, of which the Notes are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Notes as the outstanding principal amount of that Note. Although the terms of the Notes may differ from those of the other Series A medium-term notes, holders of specified percentages in principal amount of all Series A medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term notes, including the Notes. This action may involve changing some of the terms that apply to the Series A medium-term notes, accelerating the maturity of the Series A medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under "Description of Debt Securities We May Offer--Default, Remedies and Waiver of Default" and "Description of Debt Securities We May Offer--Modification and Waiver of Covenants."

DEFAULT AMOUNT
The default amount for the Notes on any day will be an amount, in U.S. dollars for the principal of the Notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Notes. That cost will equal:

+ the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

+ the reasonable expenses, including reasonable attorneys' fees, incurred by the holders of the Notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Notes, which we describe below, the holders of the Notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest--or, if there is only one, the only--quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

SPECIFIC TERMS OF THE NOTES
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DEFAULT QUOTATION PERIOD
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

+  no quotation of the kind referred to above is obtained, or

+ every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business days objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Notes.

QUALIFIED FINANCIAL INSTITUTIONS
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

+ A-1 or higher by Standard & Poor's Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

+ P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

MANNER OF PAYMENT AND DELIVERY

Any payment on or delivery of the Notes at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

BUSINESS DAY

When we refer to a business day with respect to the Notes, we mean any day that is a business day of the kind described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus.

MODIFIED BUSINESS DAY

As described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus, any payment on the Notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under "--Maturity Date" and "--Final Valuation Date" above.

ROLE OF CALCULATION AGENT

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Notes without notice. The calculation agent will make all

SPECIFIC TERMS OF THE NOTES
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determinations regarding the value of the Notes at maturity, business days, the default amount, the Currency Return, the Initial Exchange Rate, the Final Exchange Rate and the amount payable in respect of your Notes. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

BOOKING BRANCH

The Notes will be booked through UBS AG, Jersey Branch.

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USE OF PROCEEDS AND HEDGING

We will use the net proceeds we receive from the sale of the Notes for the purposes we describe in the accompanying prospectus under "Use of Proceeds." We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Notes as described below.

In anticipation of the sale of the Notes, we or our affiliates expect to enter into hedging transactions involving spot, forward and option transactions. We reserve the right to leave any position unhedged, partially hedged or fully hedged, and to adjust the hedge from time to time in any manner we see fit.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve spot, forward and option sales or purchases.

The hedging activity discussed above may adversely affect the market value of the Notes from time to time. See "Risk Factors" on page S-10 for a discussion of these adverse effects.

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CAPITALIZATION OF UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Financial Reporting Standards and translated into U.S. dollars.

AS OF MARCH 31, 2005 (UNAUDITED)                                CHF       USD
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                                                                (IN MILLIONS)
Debt

  Debt issued(1)............................................  219,669   183,572
                                                              -------   -------
  Total Debt................................................  219,669   183,572
Minority Interest(2)........................................    5,616     4,693
Shareholders' Equity........................................   38,130    31,864
                                                              -------   -------
Total capitalization........................................  263,415   220,129
                                                              =======   =======

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(1) Includes Money Market Paper and Medium Term Notes as per Balance Sheet position.

(2)  Includes Trust preferred securities.

Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.83567.

Where You Can Find More Information

UBS AG files periodic reports and other information with the United States Securities and Exchange Commission. You may read and copy any document that UBS AG files with the SEC at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. The SEC also maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information about issuers like UBS AG that file electronically with the SEC. You may also inspect UBS AG's SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and at the American Stock Exchange LLC, 86 Trinity Place, New York, New York 10006.
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SUPPLEMENTAL TAX CONSIDERATIONS

The following is a general description of certain Swiss and United States tax considerations relating to the Notes. It does not purport to be a complete analysis of all tax considerations relating to the Notes. Prospective purchasers of the Notes should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Switzerland and the United States of acquiring, holding and disposing of the Notes and receiving payments under the Notes. This summary is based upon the law as in effect on the date of this prospectus supplement and is subject to any change in law that may take effect after such date.

SUPPLEMENTAL U.S. TAX CONSIDERATIONS

The discussion below constitutes the opinion of our United States tax counsel, Sullivan & Cromwell LLP, as to the material United States federal income tax consequences of ownership of your Notes. The discussion below supplements the discussion under "U.S. Tax Considerations" in the accompanying prospectus and is subject to the limitations and exceptions set forth therein. Except as otherwise noted under "Non-United States Holders" below, this discussion is only applicable to you if you are a United States holder (as defined in the accompanying prospectus).

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW YOUR NOTES SHOULD CURRENTLY BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, CERTAIN ASPECTS OF THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES AS WELL AS THE APPLICATION OF STATE, LOCAL AND OTHER TAX LAWS TO YOUR INVESTMENT IN THE NOTES.

Initial Purchasers. The Notes should be treated as debt for U.S. federal income tax purposes. Accordingly, if you are an initial purchaser of Notes, you should recognize ordinary income, if any, upon the maturity of your Notes in an amount equal to the excess, if any, of the amount you receive with respect to your Notes at such time over the amount you paid for your Notes. If the amount you receive with respect to your Notes at such time is less than the amount you paid for your Notes, the terms of your Notes require that you and we (in the absence of an administrative or judicial ruling to the contrary) treat the difference as a short-term capital loss.

Upon a sale or exchange of your Notes, you should recognize gain or loss in an amount equal to the difference between the amount you paid for your Notes and the amount received by you upon such sale or exchange. The terms of your Notes require you and us (in the absence of an administrative or judicial ruling to the contrary) to treat any gain or loss you recognize upon such a sale or exchange as short-term capital gain or loss (except for any gain you recognize upon a sale or exchange of your Notes on or after the final valuation date which will likely be treated as ordinary income).

In the opinion of our United States tax counsel, Sullivan & Cromwell LLP, although the required tax treatment of your Notes set forth in the terms of your Notes is not free from doubt, this treatment constitutes a reasonable treatment of your Notes for United States federal income tax purposes. It is possible, however, that the Internal Revenue Service could assert that your Notes should be subject to the special rules under Section 988 of the Internal Revenue Code of 1986 governing dispositions of debt instruments the payments on which are determined by reference to the value of a foreign currency, in which case any gain or loss you recognize upon the sale or exchange of your Notes or loss you recognize upon maturity of your Notes would be treated as ordinary gain or loss to the extent that such gain or loss is attributable to changes in the USD/CAD spot exchange rate after the date of your purchase of the Notes.

SUPPLEMENTAL TAX CONSIDERATIONS
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Secondary Purchasers. If you are a secondary purchaser of Notes, you should be treated in the same manner as described above with respect to initial purchasers except that the terms of your Notes require that you and we (in the absence of an administrative or judicial ruling to the contrary) treat any income you recognize upon the maturity of your Notes as short-term capital gain to the extent of the excess, if any, of the principal amount of your Notes over the amount you paid for your Notes. See, however, the discussion above under "Initial Purchasers" with respect to the possibility that your Notes could be subject to special rules under section 988 of the Internal Revenue Code, in which case any gain or loss you recognize upon the sale or maturity of your Notes would be treated as ordinary gain or loss to the extent that such gain or loss is attributable to changes in the USD/CAD spot exchange rate after the date of your purchase of the Notes.

Non-United States Holders. If you are not a United States holder, you will not be subject to United States withholding tax with respect to payments on your Notes but may be subject to generally applicable information reporting and backup withholding requirements with to payments on your Notes unless you comply with certain certification and identification requirements as to your foreign status.

SUPPLEMENTAL TAX CONSIDERATIONS UNDER THE LAWS OF SWITZERLAND

TAX ON PRINCIPAL

Under present Swiss law, repayment of principal of the Notes by us is not subject to Swiss withholding tax (Swiss Anticipatory Tax), and payments to holders of the Notes who are non-residents of Switzerland and who during the taxable year have not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income tax.

GAINS ON SALE OR REDEMPTION

Under present Swiss law, a holder of the Notes who is a non-resident of Switzerland and who during the taxable year has not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income or other tax on gains realized during the year on the sale or redemption of a Note.

STAMP, ISSUE AND OTHER TAXES

There is no tax liability in Switzerland in connection with the issue and redemption of the Notes. However, the Notes sold through a bank or other dealer resident in Switzerland or Liechtenstein are subject to Turnover Tax.

RESIDENTS OF SWITZERLAND

If you hold Notes as a private individual and are a resident for tax purposes in Switzerland, you should consult with your own tax advisor. We expect that your investments will be treated, for Swiss income tax purposes, as an investment in short-term bonds with a variable, predominantly one-time return. If you are a private investor and hold your Notes until maturity, we expect that you will be taxed upon any proceeds from the repayment in excess of the principal amount initially invested. If you sell your notes to a third party prior to maturity, we expect that you will be taxed upon the difference between the sale proceeds and your initially invested amount.

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ERISA CONSIDERATIONS

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code ("Plan"). The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code ("Fiduciary") would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Notes on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. Upon purchasing the Notes, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Notes is eligible for relief under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23. The discussion above supplements the discussion under "ERISA Considerations" in the attached prospectus.

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SUPPLEMENTAL PLAN OF DISTRIBUTION

UBS has agreed to sell to UBS Securities LLC and UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. have agreed to purchase from UBS, the aggregate principal amount of the Notes specified on the front cover of this prospectus supplement. The Notes will be issued pursuant to a distribution agreement substantially in the form attached as an exhibit to the registration statement of which the accompanying prospectus forms a part. UBS Securities LLC and UBS Financial Services Inc. intend to resell the offered Notes at the original issue price applicable to the offered Notes to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell Notes to securities dealers at a discount of up to 0.75% from the original issue price applicable to the offered Notes. In the future, we or our affiliates may repurchase and resell the offered Notes in market-making transactions. For more information about the plan of distribution and possible market-making activities, see "Plan of Distribution" in the attached prospectus.

UBS may use this prospectus supplement and accompanying prospectus in the initial sale of any Notes. In addition, UBS, UBS Securities LLC, UBS Financial Services Inc., or any other affiliate of UBS may use this prospectus supplement and accompanying prospectus in a market-making transaction for any Notes after its initial sale. In connection with this offering, UBS, UBS Securities LLC, UBS Financial Services Inc., any other affiliate of UBS or any other securities dealers may distribute this prospectus supplement and accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

---------------------------------------------

PROSPECTUS SUPPLEMENT

Prospectus Supplement Summary.........   S-1
Risk Factors..........................  S-10
5-Year Historical USD/CAD Exchange
  Rate................................  S-14
Value of the Notes....................  S-17
Specific Terms of the Notes...........  S-18
Use of Proceeds and Hedging...........  S-23
Capitalization of UBS.................  S-24
Supplemental Tax Considerations.......  S-25
ERISA Considerations..................  S-27
Supplemental Plan of Distribution.....  S-28

PROSPECTUS
Introduction..........................     3
Cautionary Note Regarding Forward-
  Looking Information.................     5
Incorporation of Information About UBS
  AG..................................     7
Where You Can Find More Information...     7
Presentation of Financial
  Information.........................     8
Limitations on Enforcement of U.S.
  Laws Against UBS AG, Its Management
  and Others..........................     9
Capitalization of UBS.................     9
UBS...................................    10
Use of Proceeds.......................    12
Description of Debt Securities We May
  Offer...............................    13
Description of Warrants We May Offer..    35
Legal Ownership and Book-Entry
  Issuance............................    52
Considerations Relating to Indexed
  Securities..........................    58
Considerations Relating to Securities
  Denominated or Payable in or Linked
  to a Non-U.S. Dollar Currency.......    61
U.S. Tax Considerations...............    64
Tax Considerations Under the Laws of
  Switzerland.........................    75
ERISA Considerations..................    77
Plan of Distribution..................    78
Validity of the Securities............    81
Experts...............................    81

[UBS LOGO]

PARTIALLY-PROTECTED
CANADIAN DOLLAR (CAD) LINKED SECURITIES

UBS AG $1,255,000 98% PRINCIPAL PROTECTED NOTES LINKED TO THE USD/CAD EXCHANGE RATE DUE JUNE 29, 2006

PROSPECTUS SUPPLEMENT

JUNE 24, 2005
(TO PROSPECTUS DATED FEBRUARY 27, 2003)

UBS INVESTMENT BANK
UBS FINANCIAL SERVICES INC.